EXHIBIT 23.2

                          Independent Auditor's Consent


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, file numbers 333-66340 and 333-111920 of our report dated January 22, 2004, relating to the financial statements of eLinear, Inc. appearing in the Form 10-KSB/A for the year ended December 31, 2003.

Malone & Bailey, PLLC
Houston, Texas
September 7, 2004